UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 3, 2011

Piedmont Natural Gas Company, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4720 Piedmont Row Drive, Charlotte, North Carolina		28210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	704-364-3120

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 3, 2011, Piedmont Natural Gas Company, Inc. (the Company) announced that Chief Financial Officer (CFO) David J. Dzuricky has announced his plans to retire at the end of the Company’s current fiscal year on October 31, 2011. Mr. Dzuricky, who will turn 60 in October, has served as Piedmont’s CFO since joining the Company in 1995.

(c) On June 3, 2011, the Company announced that Mr. Karl W. Newlin, Piedmont’s Senior Vice President - Corporate Planning and Business Development, will be promoted to the role of CFO effective November 1, 2011, the start of Piedmont’s 2012 fiscal year. Mr. Newlin, 42, joined Piedmont in May 2010. Prior to his appointment, Mr. Newlin was Managing Director, Investment Banking with Merrill Lynch & Co. in New York and Los Angeles since 2007, and Director with Merrill Lynch prior to that. Mr. Newlin joined Merrill Lynch in 1998 and during his tenure advised energy and utility companies in corporate financing and strategic business transactions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc.

June 3, 2011	By:	Jane Lewis-Raymond

Name: Jane Lewis-Raymond
Title: Vice President, General Counsel, Chief Ethics and Compliance Officer and Corporate Secretary